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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 OR 15(d) of

                      The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 29, 2001


                              POPE & TALBOT, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                       1-7852                 94-0777139
(State or other jurisdiction of       (Commission              (IRS Employer
 incorporation)                        File Number)         Identification No.)

1500 SW 1st Avenue, Portland, Oregon                                   97201
(Address of principal executive offices)                              (Zip Code)


      Registrant's telephone number, including area code:  (503) 228-9161



                                   No Change
         (Former name or former address, if changed since last report)
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Item 5.  Other Events

     Pope & Talbot, Inc. announced the signing of a definitive agreement to acquire the Mackenzie pulp mill from Norske Skog Canada. The purchase price will be paid with Canadian $123 million or approximately US $78 million in cash and 1.75 million shares of Pope & Talbot common stock. The transaction is expected to close on May 31, 2001 and is subject to normal course regulatory filings and other customary conditions. The press release announcing the purchase is attached to this Form 8-K as Exhibit 99.1 and is incorporated into this Form 8-K by reference.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits.
          --------

          99.1  Press release dated March 29, 2001.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:   March 30, 2001.

                         POPE & TALBOT, INC.



                         By: /s/ Maria M. Pope
                            ------------------------------------------
                            Maria M. Pope
                            Vice President and Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit   Description
-------   -----------

 99.1     Press release dated March 29, 2001.

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